UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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Monroe Capital Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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311 South Wacker Drive, Suite 6400
Chicago, Illinois 60606
(312) 258-8300

April 26, 2017

Dear Stockholder:

You are cordially invited to attend Monroe Capital Corporation’s 2017 Annual Meeting of Stockholders to be held on June 21, 2017 at 3:30 p.m. Eastern Time, at 311 South Wacker Drive, 2nd Floor — The Van Buren Boardroom, Chicago, Illinois 60606.

The Notice of Annual Meeting and proxy statement accompanying this letter provide an outline of the business to be conducted at the meeting. I will also report on the progress of the Company during the past year and answer stockholders’ questions.

It is important that your shares be represented at the Annual Meeting. If you are unable to attend the meeting in person, I urge you to vote your shares by completing, dating and signing the enclosed proxy card and promptly returning it in the envelope provided or. If a broker or other nominee holds your shares in “street name,” your broker has enclosed a voting instruction form, which you should use to vote those shares. The voting instruction form indicates whether you have the option to vote those shares by telephone or by using the internet. Your vote is important regardless of the number of shares you own. We urge you to fill out, sign, date and mail the enclosed proxy card or authorize your proxy by telephone or through the internet as soon as possible even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting.

On behalf of your Board of Directors, thank you for your continued interest and support.

Sincerely yours,

Theodore L. Koenig
Chairman & Chief Executive Officer

i

MONROE CAPITAL CORPORATION
311 South Wacker Drive, Suite 6400
Chicago, Illinois 60606
(312) 258-8300

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 21, 2017

To the Stockholders of Monroe Capital Corporation:

The 2017 Annual Meeting of Stockholders of Monroe Capital Corporation (the “Company”) will be held at 311 South Wacker Drive, 2nd Floor — The Van Buren Boardroom, Chicago, Illinois 60606, on June 21, 2017, at 3:30 p.m. (Eastern Time) for the following purposes:

1. To elect three Class II directors to serve until their respective successors have been duly elected and qualified (Proposal No. 1);

2. To approve a proposal to authorize flexibility for the Company, subject to approval of the Board of Directors of the Company, to sell shares of its common stock during the next twelve months at a price below the Company’s then-current net asset value per share, subject to certain conditions as set forth in this proxy statement (Proposal No. 2); and

3. To transact such other business as may properly come before the meeting, or any adjournments or postponements thereof.

You have the right to receive notice of and to vote at the meeting if you were a stockholder of record at the close of business on April 5, 2017. Whether or not you expect to be present in person at the meeting, please vote by signing the enclosed proxy card and returning it promptly in the self-addressed envelope provided. If a broker or other nominee holds your shares in “street name,” your broker has enclosed a voting instruction form, which you should use to vote those shares. The voting instruction form indicates whether you have the option to vote those shares by telephone or by using the internet. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of the proxies by the Company.

By order of the Board of Directors,

Aaron D. Peck
Chief Financial Officer, Chief Investment
Officer and Corporate Secretary

Chicago, Illinois
April 26, 2017

This is an important meeting. To ensure proper representation at the meeting, please indicate your vote as to the matters to be acted on at the meeting by following the instructions provided in the enclosed proxy card or voting instruction form. Even if you vote your shares prior to the meeting, you still may attend the meeting and vote your shares in person.

MONROE CAPITAL CORPORATION
311 South Wacker Drive, Suite 6400
Chicago, Illinois 60606
(312) 258-8300

PROXY STATEMENT
2017 Annual Meeting of Stockholders

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Monroe Capital Corporation (the “Company,” “we,” “us” or “our”) for use at our 2017 Annual Meeting of Stockholders to be held on June 21, 2017, at 3:30 p.m. (Eastern Time) at 311 South Wacker Drive, 2nd Floor — The Van Buren Boardroom, Chicago, Illinois 60606, and at any adjournments thereof (the “Annual Meeting”). The Notice of Annual Meeting, this proxy statement, the accompanying proxy card and our Annual Report for the fiscal year ended December 31, 2016 are first being sent to stockholders on or about April 26, 2017.

We encourage you to vote your shares, either by voting in person at the meeting or by granting a proxy (i.e., authorizing someone to vote your shares). If you vote by mail, internet or telephone as described in the instructions on the proxy card or voting instruction form, and we receive your vote in time for the meeting, the persons named as proxies will vote the shares registered directly in your name in the manner that you specified. If you give no instructions on the proxy card, the shares covered by the proxy card will be voted FOR the election of the nominees as director and FOR the other matters listed in the accompanying Notice of Annual Meeting of Stockholders.

Your vote is important. Whether or not you plan to attend the meeting, please promptly vote your shares as described in the instructions on the proxy card or voting instruction form.

Important notice regarding the availability of proxy materials for the annual stockholder meeting to be held on June 21, 2017:

The Notice of Annual Meeting, proxy statement, proxy card and our Annual Report for the fiscal year ended December 31, 2016 are available at the following internet address: www.monroebdc.com.

INFORMATION ABOUT THE MEETING

When is the Annual Meeting?

The Annual Meeting will be held on June 21, 2017, at 3:30 p.m. (Eastern Time).

Where will the Annual Meeting be held?

The Annual Meeting will be held at 311 South Wacker Drive, 2nd Floor — The Van Buren Boardroom, Chicago, Illinois 60606.

What items will be voted on at the Annual Meeting?

There are two matters scheduled for a vote:

1. To elect three Class II directors to serve until their respective successors have been duly elected and qualified (Proposal No. 1); and

2. To approve a proposal to authorize flexibility for the Company, subject to approval of the Board of Directors of the Company, to sell shares of its common stock during the next twelve months at a price below the Company’s then-current net asset value per share, subject to certain conditions as set forth in this proxy statement (Proposal No. 2).

As of the date of this proxy statement, we are not aware of any other matters that will be presented for consideration at the Annual Meeting.

What are the recommendations of the Board of Directors?

Our Board of Directors recommends that you vote:

“FOR” the election of the three Class II director nominees named herein to serve on the Board of Directors; and

“FOR” the proposal to authorize flexibility for the Company, subject to approval of the Board of Directors of the Company, to sell shares of its common stock during the next twelve months at a price below the Company’s then-current net asset value per share, subject to certain conditions as set forth in this proxy statement.

Will the Company’s directors be in attendance at the Annual Meeting?

The Company encourages, but does not require, its directors to attend annual meetings of stockholders. However, the Company anticipates that substantially all of its directors will attend the 2017 Annual Meeting.

INFORMATION ABOUT VOTING

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on the record date, April 5, 2017, are entitled to receive notice of the Annual Meeting and to vote the shares for which they are stockholders of record on that date at the Annual Meeting, or any postponement or adjournment of the Annual Meeting. As of the close of business on April 5, 2017, we had 16,711,686 shares of common stock outstanding.

How do I vote?

With respect to Proposal No. 1, you may either vote “FOR” each of the Class II nominees to the Board of Directors, or you may vote “WITHHOLD AUTHORITY” for the nominees. For each of the other proposals to be voted on, you may vote “FOR” or “AGAINST,” or abstain from voting altogether. The procedures for voting are fairly simple:

Stockholders of Record: Shares Registered in Your Name.  If on April 5, 2017, your shares were registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. If you are a stockholder of record, you may vote in person at the Annual Meeting or vote by giving us your proxy. You may give us your proxy by completing the enclosed proxy card and returning it in the enclosed postage-prepaid envelope. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card or to otherwise give your proxy authorization as specified on the proxy card, to ensure your vote is counted. You may still attend the Annual Meeting and vote in person if you have already voted by proxy or have otherwise given your proxy authorization.

•	IN PERSON: To vote in person, come to the Annual Meeting, and we will give you a ballot when you arrive.
•	BY MAIL: To vote using the enclosed proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the postage paid envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owners: Shares Registered in the Name of a Broker or Bank.  If on April 5, 2017, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by that organization. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from the Company. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may be able to vote by telephone or over the internet as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy card.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock for which you are the stockholder of record as of April 5, 2017.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please provide a response for each proxy card you receive to ensure that all of your shares are voted.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted: “FOR” the election of the three Class II director nominees named herein to serve on the Board of Directors and “FOR” the proposal to authorize flexibility for the Company, subject to approval of the Board of Directors of the Company, to sell shares of its common stock during the next twelve months at a price below the Company’s then-current net asset value per share, subject to certain conditions as set forth in this proxy statement.

If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares as recommended by the Board of Directors or, if no recommendation is given, will vote your shares using his or her discretion.

Can I change my vote after submitting my proxy card?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the stockholder of record of your shares, you may revoke your proxy in any one of three ways:

•	You may change your vote using the same method that you first used to vote your shares;
•	You may send a written notice that you are revoking your proxy to Monroe Capital Corporation, 311 South Wacker Drive, Suite 6400, Chicago, Illinois 60606, Attention: Aaron D. Peck, Corporate Secretary; or
•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting, however, will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “FOR” and “WITHHOLD AUTHORITY” votes for Proposal No. 1, and with respect to Proposal No. 2 “FOR,” “AGAINST” and “ABSTAIN.” A broker non-vote occurs when a nominee, such as a brokerage firm, bank, dealer or other similar organization, holding shares for a beneficial owner, does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner. In the event that a broker, bank, custodian, nominee or other record holder of our common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, such as a brokerage firm, bank, dealer or other similar organization, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. Under applicable Nasdaq Marketplace Rules, each of Proposal Nos. 1 (election of directors) and 2 (authorization to sell shares below net asset value) is a non-routine proposal. Since these proposals to be voted on at the Annual Meeting are not routine matters, the broker or nominee that holds your shares will need to obtain your authorization to vote those shares and will enclose a voting instruction form with this proxy statement. The broker or nominee will vote your shares as you direct on their voting instruction form so it is important that you include voting instructions.

Abstentions will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the Annual Meeting.

How many votes are needed to approve each proposal?

•	For Proposal No. 1, the three nominees receiving the most “FOR” votes, among votes properly cast in person or by proxy, will be elected, even if they receive approval from less than a majority of the votes cast. Because the nominees are running unopposed, all nominees are expected to be elected as directors, as all nominees who receive votes in favor will be elected, while votes not cast or voted “WITHHOLD AUTHORITY” will have no effect on the election outcome.
•	To be approved, Proposal No. 2 must receive “FOR” votes from (1) a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting and (2) a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting that are not held by affiliated persons of the Company. With respect to Proposal No. 2 only, Section 2(a)(42) of the Investment Company Act of 1940, or the 1940 Act, defines “a majority of the outstanding shares” as the lesser of: (1) 67% or more of the common stock of the Company present or represented by proxy at the Annual Meeting, if the holders of more than 50% of the Company’s common stock are present or represented by proxy; or (2) more than 50% of the outstanding common stock of the Company. For purposes of the vote on this proposal, abstentions and broker non-votes will have the effect of votes against the proposal, although they will be considered present for purposes of determining the presence of a quorum.

How many shares must be present to constitute a quorum for the Annual Meeting?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares entitled to vote are represented by stockholders present at the Annual Meeting or by proxy. On April 5, 2017, the record date, there were 16,711,686 shares outstanding and entitled to vote. Thus, 8,355,844 shares must be represented by stockholders present at the Annual Meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions will be counted towards the quorum requirement.

If a quorum is not present at the Annual Meeting, or if a quorum is present but there are not enough votes to approve one or more of the proposals, the person named as chairman of the Annual Meeting may adjourn the meeting to permit further solicitation of proxies. A stockholder vote may be taken on one or more of the proposals in this proxy statement prior to any such adjournment if there are sufficient votes for approval on such proposal(s).

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting and filed on Form 8-K within four business days of the Annual Meeting. Final results will be published on an amended Form 8-K within four days after the final voting results are established.

ADDITIONAL INFORMATION

How and when may I submit a stockholder proposal for the Company’s 2018 Annual Meeting?

We will consider for inclusion in our proxy materials for the 2018 Annual Meeting of Stockholders, stockholder proposals that are received at our executive offices, in writing, no earlier than October 28, 2017 and no later than 5:00 p.m. (Eastern Time) on December 27, 2017, and that comply with our bylaws and all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Proposals must be sent to our Corporate Secretary at Monroe Capital Corporation, 311 South Wacker Drive, Suite 6400, Chicago, Illinois 60606.

Pursuant to our bylaws, stockholders wishing to nominate persons for election as directors or to introduce an item of business at an annual meeting that are not to be included in our proxy materials must have given timely notice thereof in writing to our Corporate Secretary. To be timely for the 2018 Annual Meeting of Stockholders, you must notify our Corporate Secretary, in writing, no earlier than October 28, 2017, and no later than 5:00 p.m. (Eastern Time) on December 27, 2017. We also advise you to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations, including the different notice submission date requirements in the event that the date of the notice for the 2018 Annual Meeting of Stockholders is more than 30 days before or after the first anniversary of the date of the notice for the 2017 Annual Meeting. In accordance with our bylaws, the chairman of the 2018 Annual Meeting of Stockholders may determine, if the facts warrant, that a matter has not been properly brought before the meeting and, therefore, may not be considered at the meeting.

Pursuant to the Company’s bylaws, among other things, a stockholder’s notice shall set forth as to each individual whom the stockholder proposes to nominate for election or reelection as a director:

•	the name, age, business address and residence address of such individual;
•	the class, series and number of any shares of stock of the Company that are beneficially owned by such individual;
•	the date such shares were acquired and the investment intent of such acquisition;
•	whether such stockholder believes any such individual is, or is not, an “interested person” of the Company, as defined in the 1940 Act and information regarding such individual that is sufficient, in the discretion of the Board or any committee thereof or any authorized officer of the Company, to make either such determination; and
•	all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such individual’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected).

All nominees properly submitted to the Company (or which the nominating and corporate governance committee otherwise elects to consider) will be evaluated and considered by the members of the nominating and corporate governance committee using the same criteria as nominees identified by the nominating and corporate governance committee itself.

How can I obtain the Company’s Annual Report on Form 10-K?

A copy of our 2016 Annual Report on Form 10-K for the fiscal year ended December 31, 2016 is being mailed along with this proxy statement. Our 2016 Annual Report is not incorporated into this proxy statement and shall not be considered proxy solicitation material.

We will also mail to you without charge, upon written request, a copy of any specifically requested exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2016. Requests should be sent to: Corporate Secretary, Monroe Capital Corporation, 311 South Wacker Drive, Suite 6400, Chicago, Illinois 60606. A copy of our Annual Report on Form 10-K has also been filed with the Securities and Exchange Commission, or the SEC, and may be accessed from the SEC’s homepage (http://www.sec.gov).

Who is paying for this proxy solicitation?

The Company will pay for the entire cost of soliciting proxies. The Company has engaged a proxy solicitor, AST Fund Solutions, LLC, and the Company estimates that the Company would pay the proxy solicitor a fee of approximately $40,000 for such services, plus reimbursement for out-of-pocket expenses, though the costs of the proxy solicitation process could be lower or higher than the Company’s estimate. The proxy solicitor may call you and ask you to vote your shares. The proxy solicitor will not attempt to influence how you vote your shares, but only ask that you take the time to cast a vote. You may also be asked if you would like to vote over the telephone and to have your vote transmitted to our proxy tabulation firm.

In addition to these written proxy materials, directors, officers and employees of Monroe Capital BDC Advisors, LLC, the Company’s investment adviser, or MC Advisors, may also solicit proxies in person, by telephone or by other means of communication; however, our directors, officers and employees of MC Advisors will not be paid any additional compensation for soliciting proxies. In addition to the solicitation of proxies by the use of the mail, proxies may be solicited in person and/or by telephone or facsimile transmission by our proxy solicitor, directors, officers or employees of MC Advisors. MC Advisors is located at 311 South Wacker Drive, Suite 6400, Chicago, Illinois 60606.

The Company may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

How many copies should I receive if I share an address with another stockholder?

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.

Brokers may be householding our proxy materials by delivering a single proxy statement and Annual Report to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and Annual Report, or if you are receiving multiple copies of the proxy statement and Annual Report and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you are a stockholder of record. You can notify us by sending a written request to: Aaron D. Peck, Corporate Secretary, Monroe Capital Corporation, 311 South Wacker Drive, Suite 6400, Chicago, Illinois 60606, or by calling (312) 258-8300. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Annual Report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.

Whom should I contact if I have any questions?

If you have any questions about voting your shares, please call our proxy solicitor, AST Fund Solutions, LLC, at (800) 441-2738. If you have any questions about the Annual Meeting, these proxy materials or your ownership of our common stock, please contact Aaron D. Peck c/o Monroe Capital Corporation, 311 South Wacker Drive, Suite 6400, Chicago, Illinois 60606, Telephone: (312) 258-8300, or Fax: (312) 258-8350.

PROPOSAL NO. 1
ELECTION OF CLASS II DIRECTORS

The Board of Directors presently has seven members. Our Board of Directors is divided into three classes. Each class has a three-year term. Class I directors hold office for a term expiring at the Annual Meeting of Stockholders to be held in 2019, Class II directors hold office for a term expiring at the Annual Meeting of Stockholders to be held in 2017 and Class III directors hold office for a term expiring at the Annual Meeting of Stockholders to be held in 2018. Each director holds office for the term to which he or she is elected and until his or her successor is duly elected and qualified. Vacancies on the Board of Directors may be filled by persons elected by a majority of the remaining directors and nominated by the nominating and corporate governance committee. A director elected by the Board of Directors to fill a vacancy in a class, including any vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified. Messrs. Thomas J. Allison and Robert S. Rubin are Class I directors, Messrs. Jeffrey A. Golman, Jorde M. Nathan and Aaron D. Peck are Class II directors and Messrs. Theodore L. Koenig and Jeffrey D. Steele are Class III directors.

The Board of Directors has nominated three directors (upon the recommendation of the nominating and corporate governance committee), Messrs. Golman, Nathan and Peck, for election as Class II directors. If elected at the Annual Meeting, each of Messrs. Golman, Nathan and Peck would serve until the 2020 Annual Meeting of Stockholders and until his successor is elected and has qualified, or, if sooner, until his death, resignation or removal. None of Messrs. Golman, Nathan and Peck is being nominated as a director for election pursuant to any agreement or understanding between such person and the Company. Each of Messrs. Golman, Nathan and Peck has indicated his willingness to continue to serve if elected and has consented to be named as a nominee. Neither Mr. Golman nor Mr. Nathan is an “interested director” of the Company as defined under the 1940 Act. It is our policy to encourage directors and nominees for director to attend the Annual Meeting.

The directors will be elected by a plurality of the votes cast at the meeting, which means that the three nominees receiving the highest number of votes will be elected. Any shares not voted, whether by withheld authority, abstention or otherwise, will have no effect on the outcome of the election of directors. There are no cumulative voting rights with respect to the election of directors.

The Board of Directors recommends a vote “FOR” the election of all of the nominees whose names are set forth on the following pages. A stockholder can vote for or withhold his or her vote from each nominee. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy for the election of the nominees named below. If a nominee should decline or be unable to serve as a director, it is intended that the proxy will be voted for the election of such person who is nominated as a replacement. The Board of Directors has no reason to believe that the Class II director nominees named will be unable or unwilling to serve.

Certain of our directors who are also officers of the Company may serve as directors of, or on the boards of managers of, certain of our portfolio companies. The business address of each nominee and director listed below is 311 South Wacker Drive, Suite 6400, Chicago, Illinois 60606.

The following is a brief biography of the Class II director nominees.

Nominees for Class II Director

Class II Directors

Interested Director

Name	Age	Background Information
Aaron D. Peck	46	Mr. Peck has served on our Board of Directors and as a member of MC Advisors’ investment committee since our initial public offering in October 2012. Additionally, Mr. Peck serves as our Chief Financial Officer, Chief Investment Officer and Corporate Secretary. Mr. Peck has been a managing director of Monroe Capital since September 2012, where he is responsible for portfolio management and strategic initiatives and co-leads Monroe Capital’s specialty financing lending practice. From 2002 to 2003 and from 2004 to June 2011, Mr. Peck worked in various capacities at Deerfield Capital Management LLC, including serving as its Co-Chief Investment Officer and as Managing Director of its Middle Market Lending Group. He also helped establish and served as chief portfolio manager for Deerfield Capital Corp. (f/k/a Deerfield Triarc Capital Corp.), a publicly-traded externally-managed specialty finance hybrid mortgage REIT. For Deerfield Capital Corp., Mr. Peck was the primary point of contact for institutional and retail investors, equity research analysts, investment bankers and lenders. Mr. Peck also served as a member of Deerfield Capital’s Executive Committee, Investment Committee and Risk Management Committee. From 2003 to 2004, Mr. Peck served as Senior Director of AEG Investors LLC and led the company’s efforts in acquiring distressed middle market loans. From 2001 to 2002, Mr. Peck was a senior research analyst at Black Diamond Capital Management LLC. Prior to that, Mr. Peck worked in leveraged credit at several investment firms including Salomon Smith Barney, Merrill Lynch, ESL Investments and Lehman Brothers. Mr. Peck received his bachelor of science in commerce from the University of Virginia, McIntire School of Commerce and received a master of business administration with honors from The University of Chicago, Graduate School of Business.

Independent Director

Name	Age	Background Information
Jeffrey A. Golman	61	Mr. Golman has served on our Board of Directors since our initial public offering in October 2012 and is our nominating and corporate governance committee chairperson and a member on our audit committee. Since 2001, Mr. Golman has served as Vice Chairman and head of Investment Banking of Mesirow Financial, Inc., a diversified financial services firm headquartered in Chicago. Prior to his time with Mesirow Financial, Mr. Golman co-founded GGW Management Partners, LLC, a management-oriented investment group formed in partnership with Madison Dearborn Partners, Willis Stein & Partners and The Pritzker Organization and was Managing Director with Lazard Frères & Co., LLC from 1989 to 1999. From 1981 to 1988, Mr. Golman worked with Salomon Brothers’ Chicago Banking Group, rising to the level of Vice President. Prior to that time, Mr. Golman practiced corporate and tax law in Chicago. Mr. Golman is a director of the Cystic Fibrosis Foundation Leadership Council’s Greater Illinois Chapter. Mr. Golman is also a member of The Economic Club of Chicago, a member of the University of Illinois Foundation and a member of the Development Council of B.U.I.L.D., Inc. (Broader Urban Involvement and Leadership Development), a non-profit organization which helps at-risk youth realize their potential and contributes to the stability, safety and well-being of our communities. Mr. Golman also serves in an advisory position and as a member of the Law Board of Northwestern University School of Law. Mr. Golman received his bachelor of science in accounting from the University of Illinois in Champaign-Urbana and received his juris doctor from Northwestern University.
Jorde M. Nathan	54	Mr. Nathan has served on our Board of Directors and as a member of our nominating and corporate governance committee since April 2013. Mr. Nathan was a Managing Director of Barclays Bank, a major global financial services provider, from 2008 until his retirement in 2012. From 1993 until 2008, Mr. Nathan was employed by Lehman Brothers Inc., and served as a Managing Director of distressed, high yield and leverage loan sales and trading. From 1985 to 1993, Mr. Nathan served in various capacities as a First Scholar at The First National Bank of Chicago, ultimately serving as head of trading for bank loans. Mr. Nathan graduated Phi Beta Kappa with an AB degree in Chinese Language and Economics from Amherst College and earned his master of business administration from the University of Chicago. Mr. Nathan is a member of the national board and serves as chairman of the central region of the Friends of Israel Defense Forces.

The Board of Directors recommends a vote “for” each of the Class II director nominees named above.

The following is a brief biography of each Class I and Class III director.

Class I Directors

Independent Director

Name	Age	Background Information
Thomas J. Allison	65	Mr. Allison has served on our Board of Directors and as our Audit Committee Chairperson since April 2013. Mr. Allison is currently trustee of American Optical Services, a director of Katy Industries and is a director of PTC Alliance Group Holdings, a global manufacturer of steel tubing. From May to September 2016, Mr. Allison was a director of Rockpile Energy Services. From August 2014 to August 2016, Mr. Allison was a director of Silver Airways. From February to August 2014, Mr. Allison was Chairman of the Board and President of Forge Group, Inc., a mining services company. From 2006 until his retirement in 2012, Mr. Allison served as Executive Vice President and Senior Managing Director of Mesirow Financial Consulting, LLC, a full-service financial and operational advisory consulting firm headquartered in Chicago. At Mesirow, Mr. Allison managed complex turnaround situations and advised on major reorganizations and insolvencies. He also served as CEO, CFO or CRO for several clients. From 2002 to 2006, Mr. Allison served as National Practice Leader of the restructuring practice of Huron Consulting Group. From 1988 to 2002, he served in a variety of roles at Arthur Andersen, LLC, including Partner-in-Charge, Central Region Restructuring Practice. Earlier in his career, Mr. Allison served in various capacities at Coopers & Lybrand, an accounting firm, First National Bank of Chicago and the Chicago Police Department. Mr. Allison has previously served as Chairman of the Association for Certified Turnaround Professionals, Chairman and Director of the Turnaround Management Association, is a Fellow in the American College of Bankruptcy and has taught as a guest lecturer at Northwestern University and DePaul University. Mr. Allison received his bachelor of science in commerce and his master of business administration from DePaul University.
Robert S. Rubin	60	Mr. Rubin has served on our Board of Directors since our initial public offering in October 2012 and is our compensation committee chairperson, a member of our audit committee and a member of our nominating and corporate governance committee. Mr. Rubin is currently managing principal of the Diamond Group, an investment group that operates various companies and partnerships engaged in asset management and real estate investments. Since 1999, Mr. Rubin has been Managing Principal of the Diamond Group and its various affiliates. Mr. Rubin was formerly Vice Chairman of the board of Diamond Bancorp, Inc. in Chicago. From 1997 to 1998, Mr. Rubin founded and ran a boutique derivatives advisory firm called Prospect Park Capital Advisors, and from 1991 to 1997 co-founded and ran Horizon Advisors, a hedge fund and commodity trading advisor. From 1986 to 1991, Mr. Rubin worked at Nomura Securities in the Global Syndicate and New Products Department, where he co-founded and served on the board of Nomura Capital Services Inc., the first Japanese dealer in derivative products. From 1983 to 1986, Mr. Rubin worked at First National Bank of Chicago (now a part of JPMorgan Chase Bank, N.A.). Mr. Rubin currently serves on the board of Aleh Negev, which supports facilities for developmentally disabled children and adults in Israel. Mr. Rubin received his bachelor of arts from Harvard College in 1978 and his master of business administration from the University of Chicago in 1986.

Class III Directors

Interested Director

Name	Age	Background Information
Theodore L. Koenig	58	Mr. Koenig has served as our chairman of the board and chief executive officer since our formation in February 2011 and as chairman of MC Advisors’ investment committee since our initial public offering in October 2012. Additionally, Mr. Koenig is the chief executive officer and a manager of MC Advisors. Since founding Monroe Capital in 2004, Mr. Koenig has served continuously as its President and Chief Executive Officer. Prior to founding Monroe Capital, Mr. Koenig served as the President and Chief Executive Officer of Hilco Capital LP from 1999 to 2004, where he invested in distressed debt, junior secured debt and unsecured subordinated debt transactions. From 1986 to 1999, Mr. Koenig was a partner with the Chicago-based corporate law firm, Holleb & Coff. Mr. Koenig is a past President of the Indiana University Kelley School of Business Alumni Club of Chicago. He currently serves as director of the Commercial Finance Association and is a member of the Turnaround Management Association and the Association for Corporate Growth. Mr. Koenig also serves on the Dean’s Advisory Council, Kelley School of Business; Board of Overseers, Chicago-Kent School of Law; and as Vice Chairman of the Board of Trustees of Allendale School, a non-profit residential and educational facility for emotionally troubled children in the greater Chicago area. He is also a Certified Public Accountant. Mr. Koenig received a bachelor of science in accounting, with high honors, from Indiana University and earned a juris doctor, with honors, from Chicago Kent College of Law.
Jeffrey D. Steele	57	Mr. Steele has served on our Board of Directors since our initial public offering in October 2012. Mr. Steele currently serves as President-Specialized Lending of The Private Bank, a commercial bank headquartered in Chicago, where he has worked since 2007. Mr. Steele was a founding member of The Private Bank’s Transitional Management Team, and is currently a member on the bank’s Executive Committee and Loan Committee, where his responsibilities include operations, compliance, bank-wide performance and credit approval. From 1992 to 2007, Mr. Steele worked in various capacities at LaSalle Bank, N.A., including serving as Group Senior Vice President from 2001 to 2007. From 1982 to 1992, he served in a variety of roles at National Boulevard Bank of Chicago, including Vice President and Co-Head of Commercial Banking. Mr. Steele has previously served as a board member of the Better Government Association in Chicago and has taught as a guest lecturer at Indiana University Kelley School for Business and the University of Iowa Tippie College of Business. Mr. Steele received his bachelor of science in finance from Indiana University and completed a graduate program in banking management at the Stonier Graduate School of Banking.

Qualifications of Directors

When considering whether our directors have the experience, qualifications, attributes and skills, taken as a whole, to enable our Board of Directors to satisfy its oversight responsibilities effectively in light of our operational and organizational structure, the nominating and corporate governance committee and the Board of Directors focused primarily on the information discussed in each of the director’s individual biographies set forth above and on the following particular attributes:

Interested Directors

•	Mr. Koenig: The nominating and corporate governance committee and the Board of Directors considered his substantial experience implementing Monroe Capital’s investment strategy and investing in a variety of debt transactions, as well as his legal background, which provides our Board of Directors with valuable experience, insight and perspective.
•	Mr. Peck: The nominating and corporate governance committee and the Board of Directors considered his experience in public company management, capital markets, risk management and financial services, which provides our Board of Directors with valuable industry knowledge, expertise and insight.
•	Mr. Steele: The nominating and corporate governance committee and the Board of Directors considered his extensive middle-market commercial banking and corporate finance experience, which provide our Board of Directors with insight, perspective and industry knowledge.

Independent Directors

•	Mr. Allison: The nominating and corporate governance committee and the Board of Directors considered his extensive turnaround and restructuring experience, significant financial leadership and extensive corporate finance experience, which provide our Board of Directors with industry knowledge and practical insight.
•	Mr. Golman: The nominating and corporate governance committee and the Board of Directors considered his extensive capital markets and middle-market investment banking experience as well as his legal background, which provide our Board of Directors with valuable industry knowledge and analytical perspective.
•	Mr. Nathan: The nominating and corporate governance committee and the Board of Directors considered his significant capital markets and leveraged loan experience, which provides our Board of Directors with industry knowledge and practical insight.
•	Mr. Rubin: The nominating and corporate governance committee and the Board of Directors considered his extensive capital markets, risk management and business operating experience, which provide our Board of Directors with practical knowledge and valuable insight and perspective.

CORPORATE GOVERNANCE

Director Independence

The Board of Directors has a majority of directors who are independent under the listing standards of the Nasdaq Global Select Market, or Nasdaq. The Nasdaq Marketplace Rules provide that a director of a business development company shall be considered to be independent if he or she is not an “interested person” of the Company, as defined in Section 2(a)(19) of the 1940 Act. Section 2(a)(19) of the 1940 Act defines an “interested person” to include, among other things, any person who has, or within the last two years had, a material business or professional relationship with the Company.

The Board of Directors has determined that the following directors are independent: Messrs. Allison, Golman (Nominee), Nathan (Nominee) and Rubin. Messrs. Koenig and Peck are “interested persons” due to their positions with the Company and/or MC Advisors, as discussed in their respective biographies. Mr. Steele is an “interested person” because his employer is a participating lender in the Company’s credit facility. Based upon independently verified information obtained from each director and the Class II director nominees concerning their background, employment and affiliations, the Board of Directors has affirmatively determined that none of the independent directors or the Class II independent director nominees has a material business or professional relationship with the Company, other than in his capacity as a member of the Board of Directors or any committee thereof.

Organization of the Board of Directors

The Board of Directors has established an audit committee, a nominating and corporate governance committee and a compensation committee. During 2016, the Board of Directors held six meetings, the audit committee held five meetings, and the nominating and corporate governance and compensation committees each held one meeting. Each of our directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of the respective committees on which he served that was held during 2016. The Company encourages, but does not require, the directors to attend the Company’s annual meeting of its stockholders. All of our current directors attended our 2016 Annual Meeting.

Board Leadership Structure

The Board of Directors monitors and performs an oversight role with respect to the business and affairs of the Company. Among other things, the Board of Directors approves the appointment of our investment advisor, administrator and officers, reviews and monitors the services and activities performed by our investment advisor, administrator and officers and approves the engagement, and reviews the performance of, the Company’s independent registered public accounting firm.

Under the bylaws, the Board of Directors may designate a chairman to preside over the meetings of the Board of Directors and meetings of the stockholders and to perform such other duties as may be assigned to him by the Board of Directors. The Company does not have a fixed policy as to whether the chairman of the Board of Directors should be an independent director and believes that its flexibility to select its chairman and reorganize its leadership structure from time to time is in the best interests of the Company and its stockholders.

Presently, Mr. Koenig serves as the chairman of the Board of Directors. Mr. Koenig is an interested director because he is the Chief Executive Officer of the Company, serves on MC Advisors’ investment committee and is a manager of MC Advisors. The Company believes that Mr. Koenig’s history with the Company, familiarity with the Monroe Capital investment platform and extensive experience investing in and managing private equity and debt investments qualifies him to serve as chairman of the Board of Directors. Moreover, our Board of Directors believes that it is in the best interests of our stockholders for Mr. Koenig to lead our Board of Directors because of his broad experience with the Monroe Capital platform, day-to-day management and operation of other investment funds and his significant background in the financial services industry, as described above.

Our Board of Directors does not have a lead independent director. However, Mr. Allison, the chairman of the audit committee, is an independent director and acts as a liaison between the independent directors and management between meetings of our Board of Directors and is involved in the preparation of agendas for board and committee meetings. Our Board of Directors believes that its leadership structure is appropriate in light of the Company’s characteristics and circumstances because the structure allocates areas of responsibility among the individual directors and the committees in a manner that encourages effective oversight. The Board of Directors also believes that its size creates a highly efficient governance structure that provides ample opportunity for direct communication and interaction between MC Advisors and our Board of Directors.

Board Role in Risk Oversight

The Board of Directors performs its risk oversight function primarily through (a) its three standing committees, which report to the entire Board of Directors and are comprised solely of independent directors and (b) monitoring by the Company’s Chief Compliance Officer in accordance with its compliance policies and procedures.

As described below in more detail under “Audit Committee” and “Nominating and Corporate Governance Committee,” the audit committee and the nominating and corporate governance committee assist the Board of Directors in fulfilling its risk oversight responsibilities. The audit committee’s risk oversight responsibilities include overseeing the Company’s accounting and financial reporting processes, the Company’s systems of internal controls regarding finance and accounting and audits of the Company’s financial statements and discussing with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. The nominating and corporate governance committee’s risk oversight responsibilities include selecting, researching and nominating directors for election by the Company’s stockholders, developing and recommending to the Board of Directors a set of corporate governance principles and overseeing the evaluation of the Board of Directors and its committees. Both the audit committee and the nominating and corporate governance committee consist solely of independent directors.

The Board of Directors also performs its risk oversight responsibilities with the assistance of the Chief Compliance Officer. The Company’s Chief Compliance Officer prepares a written report annually discussing the adequacy and effectiveness of the compliance policies and procedures of the Company and certain of its service providers. The Chief Compliance Officer’s report, which is reviewed by the Board of Directors, addresses at a minimum: (a) the operation of the compliance policies and procedures of the Company and certain of its service providers since the last report; (b) any material changes to such policies and procedures since the last report; (c) any recommendations for material changes to such policies and procedures as a result of the Chief Compliance Officer’s annual review; and (d) any compliance matter that has occurred since the date of the last report about which the Board of Directors would reasonably need to know to oversee the Company’s compliance activities and risks. In addition, the Chief Compliance Officer meets separately in executive session with the independent directors periodically, but in no event less than once each year.

The Company believes that the role of the Board of Directors in risk oversight is effective and appropriate given the extensive regulation to which it is already subject as a business development company. Specifically, as a business development company, the Company must comply with certain regulatory requirements that control the levels of risk in its business and operations. For example, the Company’s ability to incur indebtedness is limited such that its asset coverage must equal at least 200% immediately after each time it incurs indebtedness and the Company generally has to invest at least 70% of its total assets in “qualifying assets.” In addition, the Company has elected to be treated as a regulated investment company, or RIC, under Subchapter M of the Internal Revenue Code. As a RIC, the Company must, among other things, meet certain income source and asset diversification requirements.

The Company believes that the existing role of the Board of Directors in risk oversight is appropriate. However, the Company re-examines the manners in which the Board of Directors administers its oversight function on an ongoing basis to ensure that it continues to meet the Company’s needs.

Audit Committee

Thomas J. Allison, Jeffrey A. Golman and Robert S. Rubin serve as members of our audit committee. Mr. Allison serves as chairman of the audit committee. The members of the audit committee are independent directors, each of whom meets the independence standards established by the SEC and The Nasdaq Stock Market for audit committees and is independent for purposes of the 1940 Act. Our Board of Directors has determined that each of the members of our audit committee is an “audit committee financial expert” as that term is defined under Item 407 of Regulation S-K of the Exchange Act. The audit committee is responsible for approving our independent accountants, reviewing with our independent accountants the plans and results of the audit engagement, approving professional services provided by our independent accountants, reviewing the independence of our independent accountants and reviewing the adequacy of our internal accounting controls. The audit committee is also responsible for aiding our Board of Directors in fair value pricing debt and equity securities that are not publicly traded or for which current market values are not readily available. The Board of Directors and audit committee will utilize the services of independent valuation firms to help them determine the fair value of these securities. The audit committee charter is available on our website at www.monroebdc.com.

Nominating and Corporate Governance Committee

The members of the nominating and corporate governance committee are Jeffrey A. Golman, Jorde M. Nathan and Robert S. Rubin, each of whom is independent for purposes of the 1940 Act and the Nasdaq corporate governance regulations. Mr. Golman serves as chairman of the nominating and corporate governance committee. The nominating and corporate governance committee is responsible for selecting, researching and nominating directors for election by our stockholders, selecting nominees to fill vacancies on the board or a committee of the board, developing and recommending to the board a set of corporate governance principles and overseeing the evaluation of the board and our management. The nominating and corporate governance committee charter is available on our website at www.monroebdc.com.

The nominating and corporate governance committee considers nominees to the Board of Directors recommended by a stockholder, if such stockholder complies with the advance notice provisions of our bylaws. Our bylaws provide that a stockholder who wishes to nominate a person for election as a director at a meeting of stockholders must deliver written notice to our corporate secretary. This notice must contain, as to each nominee, all of the information relating to such person as would be required to be disclosed in a proxy statement meeting the requirements of Regulation 14A under the Exchange Act, and certain other information set forth in the bylaws. In order to be eligible to be a nominee for election as a director by a stockholder, such potential nominee must deliver to our corporate secretary a written questionnaire providing the requested information about the background and qualifications of such person and a written representation and agreement that such person is not and will not become a party to any voting agreements, any agreement or understanding with any person with respect to any compensation or indemnification in connection with service on the Board of Directors, and would be in compliance with all of our publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines.

Criteria considered by the nominating and corporate governance committee in evaluating the qualifications of individuals for election as members of the Board of Directors include compliance with the independence and other applicable requirements of the Nasdaq corporate governance requirements, the 1940 Act and the SEC, and all other applicable laws, rules, regulations and listing standards, the criteria, policies and principles set forth in the nominating and corporate governance committee charter and the ability to contribute to the effective management of the Company, taking into account the needs of the Company and such factors as the individual’s experience, perspective, skills and knowledge of the industry in which the Company operates. The nominating and corporate governance committee has not adopted a formal policy with regard to the consideration of diversity in identifying individuals for election as members of the Board, but the nominating and corporate governance committee will consider such factors as it may deem are in the best interests of the Company and its stockholders. Such factors may include the individual’s professional experience, education, skills and other individual qualities or attributes.

Compensation Committee

The members of the compensation committee are Robert S. Rubin, Thomas J. Allison and Jorde M. Nathan, each of whom is independent for purposes of the 1940 Act and the Nasdaq corporate governance regulations. Mr. Rubin serves as chairman of the compensation committee. However, our executive officers are paid by MC Advisors and do not receive any direct compensation from us. The investment advisory and management agreement, or the Investment Advisory Agreement, which provides for the compensation payable to MC Advisors, is separately approved by a majority of the independent directors in accordance with Nasdaq Marketplace Rule 5605(d) and Section 15(c) of the 1940 Act. The compensation committee charter is available on our website at www.monroebdc.com.

Communications Between Stockholders and the Board of Directors

Stockholders with questions about Monroe Capital Corporation are encouraged to contact Aaron D. Peck at Monroe Capital Corporation, 311 South Wacker Drive, Suite 6400, Chicago, Illinois 60606. However, if stockholders feel their questions have not been addressed, they may communicate with our Board of Directors by sending their communications to: Monroe Capital Corporation, Board of Directors, c/o Aaron D. Peck at the address listed above. All stockholder communications received by the Company through one of the means described will be delivered to one or more members of the Board of Directors.

Code of Ethics

The Company has adopted a code of ethics, or our Code of Business Conduct, pursuant to the Securities Exchange Act of 1934 and the regulations promulgated thereunder, that all officers, directors and employees of the Company and MC Advisors are expected to observe. The Board of Directors annually reviews our Code of Business Conduct. The Company’s Code of Business Conduct can be accessed via the Company’s website at www.monroebdc.com. The Company intends to disclose any amendments to or waivers of required provisions of the Code of Business Conduct on the Company’s website. We will provide any person, without charge, upon request, a copy of our Code of Business Conduct. To receive a copy, please provide a written request to: Monroe Capital Corporation, Attn: Chief Compliance Officer, 311 South Wacker Drive, Suite 6400, Chicago, Illinois 60606.

COMPENSATION DISCUSSION AND ANALYSIS

Our executive officers do not receive any direct compensation from us. We do not currently have any employees and do not expect to have any employees. Our day-to-day investment operations are managed by MC Advisors. Services necessary for our business are provided by individuals who are employees of an affiliate of MC Advisors, pursuant to the terms of our Investment Advisory Agreement and our administration agreement. Each of our executive officers is an employee of an affiliate of MC Advisors. We reimburse MC Management, as administrator, for its allocable portion of expenses incurred by it in performing its obligations under the administration agreement, including its allocable portion of the cost of our officers and their respective staffs, and we reimburse MC Advisors for certain expenses under the Investment Advisory Agreement.

COMPENSATION COMMITTEE REPORT(1)

The Compensation Committee of our Board of Directors has reviewed and discussed with management the information contained in the Compensation Discussion and Analysis section of this proxy statement and, based on their review and discussion, has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement to be filed with the SEC.

February 8, 2017
The Compensation Committee
Robert S. Rubin
Thomas J. Allison
Jorde M. Nathan

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

2016 DIRECTOR COMPENSATION TABLE

The following table shows information regarding the compensation received by our directors, none of whom is an employee of the Company, for the fiscal year ended December 31, 2016. No compensation is paid by us to interested directors, other than to Mr. Steele, who is not an employee of us or MC Advisors. There are no executive officers of the Company who are not directors.

Name	Fees Earned or Paid in Cash(1)	Total
Independent Directors
Thomas J. Allison	$40,000	$40,000
Jeffrey A. Golman	$30,000	$30,000
Jorde M. Nathan	$25,000	$25,000
Robert S. Rubin	$26,000	$26,000
Interested Directors
Jeffrey D. Steele	$25,000	$25,000
Theodore L. Koenig	None	None
Aaron D. Peck	None	None

(1)	For a discussion of compensation paid to directors, see below.

Each independent director and each interested director who is not an employee of MC Advisors or any of its affiliates, receives an annual retainer of $20,000 for serving on the Board of Directors and a $1,000 fee for each meeting attended. The chair of our audit committee receives a $15,000 annual retainer and the chair of our nominating and corporate governance committee receives a $5,000 annual retainer. Mr. Steele, who is not an employee of us, MC Advisors or its affiliates, is the only interested director that currently receives director compensation. “Interested Directors” that are employees of MC Advisors or its affiliates do not receive additional compensation for service as a member of our Board of Directors. We also reimburse each of the above directors for all reasonable and authorized business expenses in accordance with our policies as in effect from time-to-time.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We have entered into agreements with MC Advisors, in which our senior management and members of MC Advisors’ investment committee have ownership and financial interests. Members of our senior management and members of the investment committee also serve as principals of other investment managers affiliated with MC Advisors that do, and may in the future, manage investment funds, accounts or other investment vehicles with investment objectives similar to ours. Our senior management team holds equity interests in MC Advisors. In addition, our executive officers and directors and the principals of MC Advisors and members of the investment committee serve or may serve as officers, directors or principals of entities that operate in the same, or related, line of business as we do or of investment funds, accounts or other investment vehicles managed by our affiliates. These investment funds, accounts or other investment vehicles may have investment objectives similar to our investment objectives.

We may compete with other entities managed by MC Advisors and its affiliates for capital and investment opportunities. As a result, we may not be given the opportunity to participate in certain investments made by investment funds, accounts or other investment vehicles managed by MC Advisors or its affiliates or by members of the investment committee. However, in order to fulfill its fiduciary duties to each of its clients, MC Advisors intends to allocate investment opportunities in a manner that is fair and equitable over time and is consistent with MC Advisors’ allocation policy so that we are not disadvantaged in relation to any other client. MC Advisors has agreed with our Board of Directors that allocations among us and other investment funds affiliated with MC Advisors will be made based on capital available for investment in the asset class being allocated. We expect that our available capital for investments will be determined based on the amount of cash on hand, existing commitments and reserves, if any, and the targeted leverage level and targeted asset mix and diversification requirements and other investment policies and restrictions set by our Board of Directors or as imposed by applicable laws, rules, regulations or interpretations.

Affiliates of MC Advisors manage other assets in four closed-end funds, two additional small business investment companies and nine private funds that also have an investment strategy focused primarily on senior, unitranche and junior secured debt and to a lesser extent, unsecured subordinated debt to lower middle-market companies. In addition, MC Advisors manages our wholly-owned SBIC subsidiary, MRCC SBIC, as the manager of MRCC SBIC’s general partner, and it may manage other entities in the future with an investment focus similar to ours. To the extent that we compete with entities managed by MC Advisors or any of its affiliates for a particular investment opportunity, MC Advisors seeks to allocate investment opportunities across the entities for which such opportunities are appropriate, consistent with (a) its internal conflict of interest and allocation policies, (b) the requirements of the Investment Advisers Act of 1940, as amended, and (c) certain restrictions under the 1940 Act and rules thereunder regarding co-investments with affiliates. MC Advisors’ allocation policies are intended to ensure that we may generally share equitably with other investment funds or other investment vehicles managed by MC Advisors or its affiliates in investment opportunities, particularly those involving a security with limited supply or involving differing classes of securities of the same issuer which may be suitable for us and such other investment funds or other investment vehicles.

MC Advisors and/or its affiliates may in the future sponsor or manage investment funds, accounts or other investment vehicles with similar or overlapping investment strategies and have put in place a conflict-resolution policy that addresses the co-investment restrictions set forth under the 1940 Act. MC Advisors seeks to ensure an equitable allocation of investment opportunities when we are able to invest alongside other accounts managed by MC Advisors and its affiliates. We received exemptive relief from the SEC on October 15, 2014 that permits greater flexibility relating to co-investments, subject to certain conditions. When we invest alongside such other accounts as permitted under the 1940 Act, pursuant to SEC staff interpretation, and by our exemptive relief from the SEC that would permit greater flexibility relating to co-investments, such investments will be made consistent with such relief and MC Advisors’ allocation policy. Under this allocation policy, a fixed percentage of each opportunity, which may vary based on asset class and from time to time, will be offered to us and similar eligible accounts, as periodically determined by MC Advisors and approved by our Board of Directors, including a majority of our independent directors. The allocation policy provides that allocations among us and other accounts will generally be made pro rata based on each account’s capital available for investment, as determined, in our case, by our Board of Directors, including a majority of our independent directors. It is our policy to base our determinations as to the amount of capital available for investment on such factors as the amount of cash on hand, existing commitments and reserves, if any, the targeted leverage level, the targeted asset mix and diversification requirements and other investment policies and restrictions set by our Board of Directors, or imposed by applicable laws, rules, regulations or interpretations.

We expect that these determinations will be made similarly for other accounts. In situations where co-investment with other entities sponsored or managed by MC Advisors or its affiliates is not permitted or appropriate, such as when there is an opportunity to invest in different securities of the same issuer, MC Advisors will need to decide whether we or such other entity or entities will proceed with the investment. MC Advisors will make these determinations based on its policies and procedures which will generally require that such opportunities be offered to eligible accounts on a basis that is fair and equitable over time, including, for example, through random or rotational methods.

We have in the past and expect in the future to co-invest on a concurrent basis with other affiliates, unless doing so is impermissible with existing regulatory guidance, applicable regulations and our allocation procedures. Certain types of negotiated co-investments may be made only if we receive an order from the SEC permitting us to do so. We received exemptive relief from the SEC on October 15, 2014 that permits greater flexibility relating to co-investment, subject to certain conditions. When we invest alongside such other accounts as permitted under the 1940 Act, pursuant to SEC staff interpretation, and by our exemptive relief from the SEC that would permit greater flexibility relating to co-investments, such investments will be made consistent with such relief and MC Advisors’ allocation policy.

Our senior management, members of MC Advisors’ investment committee and other investment professionals from MC Advisors may serve as directors of, or in a similar capacity with, companies in which we invest or in which we are considering making an investment. Through these and other relationships with a company, these individuals may obtain material nonpublic information that might restrict our ability to buy or sell the securities of such company under the policies of the company or applicable law.

We have entered into an Investment Advisory Agreement with MC Advisors and pay MC Advisors a base management fee and incentive fee. The base management fee is calculated at an annual rate equal to 1.75% of invested assets (calculated as total assets excluding cash) and is payable in arrears.

The incentive fee consists of two parts. The first part is calculated and payable quarterly in arrears and equals 20% of “pre-incentive fee net investment income” for the immediately preceding quarter, subject to a 2% (8% annualized) preferred return, or “hurdle,” and a “catch up” feature. The foregoing incentive fee is subject to a total return requirement, which provides that no incentive fee in respect of preincentive fee net investment income will be payable except to the extent that 20.0% of the cumulative net increase in net assets resulting from operations over the then current and 11 preceding calendar quarters exceeds the cumulative incentive fees accrued and/or paid for the 11 preceding calendar quarters. Therefore, any ordinary income incentive fee that is payable in a calendar quarter will be limited to the lesser of (1) 20% of the amount by which preincentive fee net investment income for such calendar quarter exceeds the 2.0% hurdle, subject to the “catch-up” provision, and (2) (x) 20% of the cumulative net increase in net assets resulting from operations for the then current and 11 preceding calendar quarters minus (y) the cumulative incentive fees accrued and/or paid for the 11 preceding calendar quarters. For the foregoing purpose, the “cumulative net increase in net assets resulting from operations” is the sum of preincentive fee net investment income, realized gains and losses and unrealized appreciation and depreciation for the then current and 11 preceding calendar quarters.

The second part of the incentive fee is determined and payable in arrears as of the end of each fiscal year in an amount equal to 20% of realized capital gains, if any, on a cumulative basis from inception through the end of the year, computed net of all realized capital losses on a cumulative basis and unrealized depreciation, less the aggregate amount of any previously paid capital gain incentive fees.

The incentive fee is computed and paid on income that we may not have yet received in cash. This fee structure may create an incentive for MC Advisors to invest in certain types of securities that may have a high degree of risk. For the year ended December 31, 2016, we paid MC Advisors a base management fee of approximately $6.3 million and incentive fees, net of incentive fee waivers, of approximately $5.5 million. We did not accrue any capital gains incentive fees based on the performance of our portfolio.

Additionally, we rely on investment professionals from MC Advisors to assist our Board of Directors with the valuation of our portfolio investments. MC Advisors’ management fee and incentive fee are based on the value of our investments and there may be a conflict of interest when personnel of MC Advisors are involved in the valuation process for our portfolio investments.

We have entered into an administration agreement, pursuant to which Monroe Capital Management Advisors, LLC, or MC Management, furnishes us with office facilities, equipment and clerical, bookkeeping, recordkeeping and other administrative services at such facilities. Under our administration agreement, MC Management performs, or oversees the performance of, our required administrative services, which include, among other things, being responsible for the financial records which we are required to maintain and preparing reports to our stockholders and reports filed with the SEC. For the year ended December 31, 2016, $1.3 million of expenses were reimbursed to MC Management under our administration agreement.

We have entered into a license agreement with Monroe Capital LLC under which Monroe Capital LLC has agreed to grant us a non-exclusive, royalty-free license to use the name “Monroe Capital” for specified purposes in our business. Under this agreement, we have a right to use the “Monroe Capital” name, subject to certain conditions, for so long as MC Advisors or one of its affiliates remains our investment advisor. Other than with respect to this limited license, we have no legal right to the “Monroe Capital” name.

Pursuant to its charter, our audit committee is responsible for reviewing with both management and the Company’s independent accountants, as appropriate, all related party transactions or dealings with parties related to the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of April 5, 2017, the record date, by those persons who directly or indirectly own, control or hold with the power to vote, five percent or more of our outstanding common stock and all executive officers and directors, individually and as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. There is no common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of April 5, 2017. Percentage of beneficial ownership is based on 16,711,686 shares of common stock outstanding as of April 5, 2017. Unless otherwise stated, the business address of each person below is 311 South Wacker Drive, Suite 6400, Chicago, Illinois 60606. Except as otherwise described in the notes below, the following beneficial owners have sole voting power and sole investment power with respect to all shares of common stock set forth opposite their respective names.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage of Class	Dollar Range of Equity Securities Beneficially Owned by our Directors(2)(3)
Interested Directors
Theodore L. Koenig	241,014	1.4%	over $100,000
Aaron D. Peck	5,221	*	$50,001 – $100,000
Jeffrey D. Steele	11,575	*	over $100,000
Independent Directors:
Thomas J. Allison	10,823	*	over $100,000
Jeffrey A. Golman	2,000	*	$10,001 – $50,000
Jorde M. Nathan	0	n/a	none
Robert S. Rubin	25,340	*	over $100,000
All Directors and Executive Officers as a Group (7 Persons)	295,973	1.8%	over $100,000

*	Less than 1.0%
(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 of the Exchange Act.
(2)	Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Exchange Act.
(3)	The dollar range of equity securities beneficially owned by our directors is based on a stock price of $15.44 per share as of April 5, 2017.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act and the disclosure requirements of Item 405 of SEC Regulation S-K require that our directors and executive officers, and any persons holding more than 10% of any class of our equity securities report their ownership of such equity securities and any subsequent changes in that ownership to the SEC, Nasdaq and to us. Based solely on a review of the written statements and copies of such reports furnished to us by our executive officers, directors and greater than 10% beneficial owners, we believe that during fiscal year 2016 all Section 16(a) filing requirements applicable to the executive officers, directors and stockholders were timely satisfied.

AUDIT COMMITTEE REPORT(1)

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2016.

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management and RSM US LLP, the Company’s independent registered public accounting firm. The Audit Committee included in its review results of RSM US LLP’s audit of the Company’s financial statements, the Company’s internal controls and the quality of the Company’s financial reporting. The Audit Committee also reviewed the Company’s procedures and internal control processes designed to ensure full, fair and adequate financial reporting and disclosures, including procedures for certifications by the Company’s chief executive officer and chief financial officer that are required in periodic reports filed by the Company with the SEC. The Audit Committee is satisfied that the Company’s internal control system is adequate and that the Company employs appropriate accounting and auditing procedures.

The Audit Committee also has discussed with RSM US LLP matters relating to RSM US LLP’s judgments about the quality, as well as the acceptability, of the Company’s accounting principles as applied in its financial reporting as required by Statement of Auditing Standards No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board. In addition, the Audit Committee has discussed with RSM US LLP their independence from management and the Company, as well as the matters in the written disclosures received from RSM US LLP and required by Public Company Accounting Oversight Board Rule 3526 (Communication with Audit Committee Concerning Independence). The Audit Committee received a letter from RSM US LLP confirming their independence and discussed it with them. The Audit Committee discussed and reviewed with RSM US LLP the Company’s critical accounting policies and practices, internal controls, other material written communications to management, and the scope of RSM US LLP’s audits and all fees paid to RSM US LLP during the fiscal year. The Audit Committee adopted guidelines requiring review and pre-approval by the Audit Committee of audit and non-audit services performed by RSM US LLP for the Company. The Audit Committee has reviewed and considered the compatibility of RSM US LLP’s performance of non-audit services with the maintenance of RSM US LLP’s independence as the Company’s independent registered public accounting firm.

Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Board (and the Board approved) that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for filing with the SEC. In addition, the Audit Committee has nominated RSM US LLP for the full Board’s consideration to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. The Company’s Board of Directors, including all of the independent directors, is expected to select RSM US LLP at an in-person meeting held within 30 days prior to the Annual Meeting, called for the purpose of selecting an independent auditor.

February 28, 2017
The Audit Committee
Thomas J. Allison, Chair
Jeffrey A. Golman
Robert S. Rubin

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has nominated RSM US LLP for consideration by the full Board of Directors to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2017. Our Board of Directors, including all of the independent directors, is expected to select RSM US LLP at an in-person meeting held within 30 days prior to the Annual Meeting, called for the purpose of selecting an independent auditor. RSM US LLP also will serve as the independent registered public accounting firm for our wholly-owned subsidiaries. It is expected that a representative of RSM US LLP will be present at the Annual Meeting and will have an opportunity to make a statement if he or she chooses and will be available to answer appropriate questions.

We have paid or expect to pay the following fees to RSM US LLP for work performed in 2015 and 2016 or attributable to the audit of our 2015 and 2016 consolidated financial statements:

	Fiscal Year Ended December 31, 2015	Fiscal Year Ended December 31, 2016
Audit Fees	$507,687	$582,105
Audit Related Fees	35,000	35,000
Tax Fees	13,000	14,000
All Other Fees	—	—
TOTAL FEES	$555,687	$631,105

Audit Fees.  Audit fees include fees for services that normally would be provided by the accountant in connection with statutory and regulatory filings or engagements and that generally only the independent accountant can provide. In addition to fees for the audit of our annual financial statements, the audit of the effectiveness of our internal control over financial reporting and the review of our quarterly financial statements in accordance with generally accepted auditing standards.

Audit Related Fees.  Audit related fees are assurance related services that traditionally are performed by the independent accountant, such as attest services that are not required by statute or regulation. This category contains fees for comfort letters, statutory audits, consents, and assistance with and review of documents filed with the SEC.

Tax Fees.  Tax fees include corporate and subsidiary compliance and consulting.

All Other Fees.  Fees for other services would include fees for products and services other than the services reported above, including any non-audit fees.

Pre-Approval Policies and Procedures

The Audit Committee has established, and our Board of Directors has approved, a pre-approval policy that describes the permitted audit, audit-related, tax and other services to be provided by RSM US LLP, the Company’s independent registered accounting firm. The policy requires that the Audit Committee pre-approve the audit and non-audit services performed by the independent registered accounting firm in order to assure that the provision of such services does not impair the firm’s independence.

Any requests for audit, audit-related, tax and other services that have not received general pre-approval must be submitted to the Audit Committee for specific pre-approval, irrespective of the amount, and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered accounting firm to management.

During 2015 and 2016, 100% of our audit fees, audit-related fees, tax fees and fees for other services provided by our independent registered public accounting firm were pre-approved by our Audit Committee.

PROPOSAL NO. 2
APPROVAL TO SELL SHARES OF COMMON STOCK BELOW NET ASSET VALUE

The 1940 Act generally prohibits the Company, as a business development company, from offering and selling shares of its common stock at a price below its then-current net asset value (“NAV”) per share, unless the policy and practice of doing so is approved by the Company’s stockholders within one year immediately prior to any such sales.

The Company is seeking stockholder approval now to sell its shares below NAV in order to provide flexibility for future sales, which typically are undertaken quickly in response to market conditions. The final terms of any such sales will be determined by the Company’s Board of Directors at the time of sale. Also, because the Company has no immediate plans to sell any shares of its common stock below NAV, it is impracticable to describe the transaction or transactions in which such shares would be sold. Instead, any transaction where the Company would sell shares of its common stock, including the nature and amount of consideration that would be received by the Company at the time of sale and the use of any such consideration, will be reviewed and approved by the Company’s Board of Directors at the time of sale. If this Proposal No. 2 is approved, the Company will not solicit further authorization from its stockholders prior to any such sale, and the authorization would be effective for shares sold during a period beginning on the date of stockholder approval and expiring twelve months from such approval.

In a common stock offering, investors are offered an ownership interest in a corporation. Stockholders typically are entitled to vote on the selection of corporate directors and other important matters, as well as to receive distributions on their holdings to the extent such distributions are declared.

Generally, common stock offerings by business development companies are priced based on the market price of the currently outstanding shares of common stock, less a small discount of approximately 5%. Accordingly, even when shares of the Company’s common stock trade at a market price below NAV, this Proposal No. 2, if approved by the stockholders, would permit the Company to offer and sell shares of its common stock in accordance with pricing standards that market conditions generally require, not exceeding 25% dilution to current investors not participating in the offering. Subject to this cap on dilution, there will be no limit on the number of offerings that the Company may conduct under this proposal for the one-year period that authorization is granted. This Proxy Statement is not an offer to sell securities of the Company. Securities may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from SEC registration requirements.

At the reconvened 2016 Annual Meeting, the stockholders of the Company approved a substantively identical proposal, enabling such offers and sales of the Company’s common stock at a price below NAV through July 14, 2017.

Sales Below NAV

The Company’s ability to issue shares of its common stock at a price below NAV is governed by the 1940 Act. Specifically, Section 63(2) of the 1940 Act provides that the Company may offer and sell shares of common stock at prices below the then-current NAV with stockholder approval, provided that:

•	any such sales are approved by (1) a majority of the Company’s independent directors and (2) a majority of the Company’s directors who have no financial interest in the proposal as being in the best interests of us and our stockholders; and
•	such a required majority of directors, in consultation with the underwriter of the offering, if it is underwritten, has determined in good faith, and as of a time immediately prior to the first solicitation by or on behalf of the Company of any firm commitment to purchase such securities or immediately prior to the issuance of such securities, that the price at which such securities are to be sold is not less than a price which closely approximates the market value for those securities, less any underwriting commission or discount.

Without the approval of our stockholders to offer and sell shares of common stock at prices below NAV, we would be prohibited from selling such shares to raise capital when the market price for our common stock is below NAV.

Reasons to Offer Common Stock Below NAV

We believe that market conditions will continue to provide opportunities to invest new capital at potentially attractive returns. For the past several years, U.S. credit markets, including many lending institutions, have experienced significant difficulties from the recent U.S. fiscal crisis and current lingering economic conditions from the 2008 recession. This has contributed to significant stock price volatility for capital providers, including business development companies, and has made access to capital more challenging for many smaller businesses. However, these changes in credit market conditions also have beneficial effects for capital providers like us because small businesses are sometimes selling for lower prices, in certain circumstances, willing to pay higher interest rates and generally are accepting more contractual terms that we believe will be favorable to us. Accordingly, for firms that continue to have access to capital, we believe that the current environment could provide investment opportunities on more favorable terms than have been available in recent periods. Our ability to take advantage of these opportunities, however, is dependent upon our access to equity capital.

As a business development company, and a company that has elected for tax purposes to be a regulated investment company (“RIC”), the Company is and will be dependent on its ability to raise capital through the issuance of common stock. RICs generally must distribute substantially all of their earnings to stockholders as distributions in order to achieve pass-through tax treatment, which prevents the Company from using those earnings to support new investments. Further, business development companies must maintain a debt to equity ratio of less than 1:1, which requires the Company to finance its investments with at least as much equity as debt, in the aggregate. To continue to build the Company’s investment portfolio, and thereby support maintenance and growth of the Company’s distributions, the Company endeavors to maintain consistent access to capital through the public and private equity markets enabling it to take advantage of investment opportunities as they arise.

The Company’s common stock has traded both at a premium and at a discount in relation to its NAV. The possibilities that shares of our common stock will trade at a discount from NAV or at premiums that are unsustainable over the long term are separate and distinct from the risk that our NAV will decrease. It is not possible to predict whether any shares of our common stock issued in the future will trade at, above, or below NAV. The following table, reflecting the entire public trading history of our common stock since our initial public offering in October 2012, lists the high and low sales prices for our common stock, and the sales prices as percentages of NAV. On April 5, 2017, the record date, the last reported closing sale price of our common stock on the Nasdaq Global Select Market was $15.44.

	NAV(1)		Closing Sales Price		Premium (Discount) of High Sales Price to NAV(2)	Premium (Discount) of Low Sales Price to NAV(2)
			High	Low
Year ending December 31, 2017
Second Quarter (through April 5, 2017)		*	$15.64	$15.44	*	*
First Quarter		*	$16.09	$15.18	*	*
Year ended December 31, 2016
Fourth Quarter	$14.52		$15.63	$13.77	7.6%	(5.2)%
Third Quarter	$14.42		$16.25	$14.91	12.7%	3.4%
Second Quarter	$14.50		$14.83	$13.11	2.3%	(9.6)%
First Quarter	$14.45		$14.32	$10.82	(0.9)%	(25.1)%
Year ended December 31, 2015
Fourth Quarter	$14.19		$14.99	$12.78	5.6%	(9.9)%
Third Quarter	$14.21		$15.08	$13.60	6.1%	(4.3)%
Second Quarter	$14.18		$15.25	$14.25	7.5%	0.5%
First Quarter	$14.11		$15.38	$13.91	9.0%	(1.4)%

	NAV(1)	Closing Sales Price		Premium (Discount) of High Sales Price to NAV(2)	Premium (Discount) of Low Sales Price to NAV(2)
		High	Low
Year ended December 31, 2014
Fourth Quarter	$14.05	$14.63	$13.00	4.1%	(7.5)%
Third Quarter	$13.95	$14.00	$13.26	0.4%	(4.9)%
Second Quarter	$13.93	$13.92	$12.70	(0.1)%	(8.8)%
First Quarter	$13.99	$13.55	$12.19	(3.1)%	(12.9)%
Year ended December 31, 2013
Fourth Quarter	$13.92	$13.87	$11.75	(0.4)%	(15.6)%
Third Quarter	$14.01	$14.99	$12.95	7.0%	(7.6)%
Second Quarter	$14.78	$15.46	$14.60	4.6%	(1.2)%
First Quarter	$14.78	$15.39	$14.55	4.1%	(1.6)%
Year ended December 31, 2012
Fourth Quarter(3)	$14.54	$15.30	$14.59	5.2%	0.3%

*	Net asset value has not yet been calculated for this period.
(1)	Net asset value per share is determined as of the last day in the relevant quarter and therefore may not reflect the net asset value per share on the date of the high and low sales prices. The net asset values shown are based on outstanding shares at the end of each period.
(2)	Calculated as the respective high or low sales price divided by net asset value.
(3)	From October 24, 2012 (initial public offering) to December 31, 2012.

The unprecedented nature of the recent credit market dislocation and uncertainty surrounding the U.S. economy led to significant stock market volatility, particularly with respect to the stock of financial services companies. During times of increased price volatility, the Company’s common stock may periodically trade below its NAV, which is not uncommon for business development companies like the Company. As noted above, however, the recent market uncertainties have created, and we believe will continue to create, favorable opportunities to invest, including opportunities that, all else being equal, may increase NAV over the longer-term, even if financed with the issuance of common stock below NAV, although there is no assurance that this will occur. The Company expects that it will be periodically presented with attractive opportunities that require the Company to make an investment commitment quickly. The Company may be unable to capitalize on investment opportunities presented to it unless it is able to quickly raise capital. Stockholder approval of the proposal to sell shares below NAV subject to the conditions detailed below will provide the Company with the flexibility to invest in such opportunities.

The Board of Directors believes that having the flexibility to issue its common stock below NAV is in the best interests of the Company’s stockholders. If the Company were unable to access the capital markets as attractive investment opportunities arise, the Company’s ability to grow over time and continue to pay steady or increasing distributions to stockholders could be adversely affected. It could also have the effect of forcing the Company to sell assets that the Company would not otherwise sell, and such sales could occur at times that are disadvantageous.

Conditions to Sales Below Net Asset Value

If this proposal is approved, the Company will only sell shares of its common stock or warrants, options or rights to acquire its common stock at a price below NAV per share if the following conditions are met:

•	a majority of the Company’s directors who have no financial interest in the sale and a majority of directors who are not interested persons of the Company have determined that any such sale would be in the best interests of the Company and its stockholders; and

•	a majority of the Company’s directors who have no financial interest in the sale and a majority of directors who are not interested persons of the Company, in consultation with the underwriter or underwriters of the offering if the offer is to be underwritten, have determined in good faith, and as of a time immediately prior to the first solicitation by or on behalf of the Company of firm commitments to purchase such securities or immediately prior to the issuance of such securities, that the price at which such securities are to be sold is not less than a price which closely approximates the market value of those securities, less any underwriting commission or discount.

Finally, in determining whether or not to sell additional shares of the Company’s common stock at a price below the NAV per share, the Board of Directors will have duties to act in the best interests of the Company and its stockholders.

Key Stockholder Considerations and Risk Factors

Before voting on this proposal or giving proxies with regard to this matter, stockholders should consider the dilutive effect of the issuance of shares of the Company’s common stock at less than NAV per share on the NAV per outstanding share of common stock. Any sale of common stock at a price below NAV would result in an immediate dilution to existing stockholders. Since under this proposal shares of the Company’s common stock could be issued at a price that is substantially below the NAV per share, the dilution could be substantial. The Company will not solicit further authorization from its stockholders prior to any such sale. This dilution would include reduction in the NAV per share as a result of the issuance of shares at a price below the NAV per share and a proportionately greater decrease in a stockholder’s interest in the earnings and assets of the Company and voting interest in the Company than the increase in the assets of the Company resulting from such issuance. When stock is sold at a sale price below NAV per share, the resulting increase in the number of outstanding shares is not accompanied by a proportionate increase in the net assets of the Company. Thus, the per share amount available for distributions upon our liquidation, winding-up or dissolution will decrease following the increase in the number of outstanding shares. If this Proposal No. 2 is approved, the Board of Directors of the Company may, consistent with its fiduciary duties, approve the sale of the Company’s common stock at any discount to its then-current NAV per share; however, the Board of Directors will consider the potential dilutive effect of the issuance of shares at a price below the NAV per share when considering whether to authorize any such issuance and will act in the best interests of the Company and its stockholders in doing so.

The 1940 Act establishes a connection between common share sale price and NAV because, when shares of common stock are sold at a sale price below NAV per share, the resulting increase in the number of outstanding shares is not accompanied by a proportionate increase in the net assets of the issuer. Further, if current stockholders of the Company do not purchase any shares to maintain their percentage interest, regardless of whether such offering is above or below the then-current NAV, their voting power will be diluted. For an illustration of the potential dilutive effect of an offering of our common stock at a price below NAV, please see the table below under the heading “Examples of Dilutive Effect of the Issuance of Shares Below Net Asset Value.”

Finally, any sale of substantial amounts of our common stock in the open market may adversely affect the market price of our common stock and may adversely affect our ability to obtain future financing in the capital markets. In addition, future sales of our common stock to the public may create a potential market overhang, which is the existence of a large block of shares readily available for sale that could lead the market to discount the value of shares held by other investors. In the event we were to continue to sell our common stock at prices below NAV for sustained periods of time, such offerings may result in sustained discounts in the marketplace. In addition, the expenses of any offering by the Company will be borne by the Company’s stockholders regardless of whether the stockholder purchased shares in such offering.

Examples of Dilutive Effect of the Issuance of Shares Below Net Asset Value

Impact on Existing Stockholders who do not Participate in the Offering

Existing stockholders of the Company who do not participate, or who are not given the opportunity to participate, in an offering below NAV per share by the Company or who do not buy additional shares of the Company in the secondary market at the same or lower price obtained by the Company in the offering (after expenses and any underwriting discounts and commissions) face the greatest potential risks. All stockholders will experience an immediate decrease (often called dilution) in the NAV of the Company’s shares they hold. Stockholders who do not participate in the offering will also experience a disproportionately greater decrease in their participation in the Company’s earnings and assets and voting power than stockholders who do participate in the offering. All stockholders may also experience a decline in the market price of their shares of the Company’s common stock, which often reflects, to some degree, announced or potential increases and decreases in NAV per share. This decrease could be more pronounced as the size of the offering and level of discounts increase.

The following table illustrates the level of NAV dilution that would be experienced by a nonparticipating stockholder in four different hypothetical offerings of different sizes and levels of discount from NAV per share, although it is not possible to predict the level of market price decline that may occur. Although Example 4 below is theoretically possible, in practice such a transaction is highly unlikely to occur. Actual sales prices and discounts may differ from the presentation below.

The examples assume that the issuer has 16.5 million common shares outstanding, $425.0 million in total assets and $184.0 million in total liabilities. The current NAV and NAV per share are thus $241.0 million and $14.61, respectively. The table illustrates the dilutive effect on nonparticipating Stockholder A of (1) an offering of 825,000 shares (5% of the outstanding shares) at $13.88 per share after offering expenses and commission (a 5% discount from NAV), (2) an offering of 1,650,000 shares (10% of the outstanding shares) at $13.15 per share after offering expenses and commissions (a 10% discount from NAV), (3) an offering of 3,300,000 shares (20% of the outstanding shares) at $11.68 per share after offering expenses and commissions (a 20% discount from NAV) and (4) an offering of 5,445,000 shares (33% of the outstanding shares) at $0.01 per share after offering expenses and commissions (effectively a 100% discount from NAV).

	Prior to Sale Below NAV	Example 1 5% Offering at 5% Discount		Example 2 10% Offering at 10% Discount		Example 3 20% Offering at 20% Discount		Example 4 33% Offering at 100% Discount
		Following Sale	% Change	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per share to public	—	$14.61	—	$13.84	—	$12.30	—	$0.01	—
Net proceeds per share to issuer	—	$13.88	—	$13.15	—	$11.68	—	$0.01	—
Decrease to NAV
Total shares outstanding	16,500,000	17,325,000	5.00%	18,150,000	10.00%	19,800,000	20.00%	21,945,000	33.00%
NAV per share	$14.61	$14.57	-0.24%	$14.47	-0.91%	$14.12	-3.33%	$10.98	-24.80%
Dilution to Stockholder
Shares held by Stockholder A	16,500	16,500	—	16,500	—	16,500	—	16,500	—
Percentage held by Stockholder A	0.10%	0.10%	-4.76%	0.09%	-9.09%	0.08%	-16.67%	0.08%	-24.81%
Total Asset Values
Total NAV held by Stockholder A	$241,000	$240,426	-0.24%	$238,809	-0.91%	$232,967	-3.33%	$181,244	-24.80%
Total investment by Stockholder A (assumed to be $14.61 per share)	$241,000	$241,000	—	$241,000	—	$241,000	—	$241,000	—
Total dilution to Stockholder A (total NAV less total investment)	—	$-574	—	$-2,191	—	$-8,033	—	$-59,756	—
Per Share Amounts
NAV per share held by Stockholder A	$14.61	$14.57	—	$14.47	—	$14.12	—	$10.98	—
Investment per share held by Stockholder A (assumed to be $14.61 per share on shares held prior to sale)	$14.61	$14.61	—	$14.61	—	$14.61	—	$14.61	—
Dilution per share held by Stockholder A (NAV per share less investment per share)	—	$-0.03	—	$-0.13	—	$-0.49	—	$-3.62	—
Percentage dilution to Stockholder A (dilution per share divided by investment per share)	—	—	-0.24%	—	-0.91%	—	-3.33%	—	-24.80%

Impact on Existing Stockholders who Participate in the Offering

An existing stockholder of the Company who participates in an offering by the Company below NAV per share or who buys additional shares of the Company in the secondary market at the same or lower price as obtained by the Company in the offering (after expenses and any underwriting discounts and commissions) will experience the same types of NAV dilution as the nonparticipating stockholders, albeit at a lower level, to the extent they purchase less than the same percentage of the discounted offering as their interest in the Company’s common stock immediately prior to the offering. The level of NAV dilution on an aggregate basis will decrease as the number of shares of the Company’s common stock that such stockholder purchases increases. Existing stockholders of the Company who buy more than such percentage will experience NAV dilution, but will, in contrast to existing stockholders of the Company who purchase less than their proportionate share of the offering, experience an increase (often called accretion) in NAV per share over their investment per share and will also experience a disproportionately greater increase in their participation in the Company’s earnings and assets and their voting power than the Company’s increase in assets, potential earning power and voting interests due to the offering. The level of accretion will increase as the excess number of shares of the Company’s common stock that such stockholder purchases increases. Even a stockholder who over-participates will, however, be subject to the risk that the Company may make additional discounted offerings in which such stockholder does not participate, in which case such a stockholder will experience NAV dilution as described above in such subsequent offerings. These stockholders may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential increases and decreases in NAV per share. This decrease could be more pronounced as the size of the Company’s offering and level of discount to NAV increases.

The examples assume that the issuer has 16.5 million shares of common stock outstanding, $425.0 million in total assets and $184.0 million in total liabilities. The current NAV and NAV per share are thus $241.0 million and $14.61, respectively. The table below illustrates the dilutive and accretive effect in the hypothetical 20% discount offering from the prior table (Example 3) for a stockholder that acquires shares equal to (1) 50% of its proportionate share of the offering (i.e., 1,650 shares, which is 0.05% of an offering of 3,300,000 shares) rather than its 0.10% proportionate share and (2) 150% of its proportionate share of the offering (i.e., 4,950 shares, which is 0.15% of an offering of 3,300,000 shares) rather than its 0.10% proportionate share. The Company’s prospectus or prospectus supplement pursuant to which any discounted offering is made will include a table for these examples based on the actual number of shares in such offering and the actual discount from the most recently determined NAV per share.

		50% Participation		150% Participation
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per share to public	—	$12.30	—	$12.30	—
Net proceeds per share to issuer	—	$11.68	—	$11.68	—
Decrease/Increase to NAV
Total shares outstanding	16,500,000	19,800,000	20.00%	19,800,000	20.00%
NAV per share	$14.61	$14.12	-3.33%	$14.12	-3.33%
(Dilution)/Accretion to Participating Stockholder A
Shares held by Stockholder A	16,500	18,150	10.00%	21,450	30.00%
Percentage held by Stockholder A	0.10%	0.09%	-8.33%	0.11%	8.33%
Total Asset Values
Total NAV held by Stockholder A	$241,000	$256,263	6.33%	$302,857	25.67%
Total investment by Stockholder A (assumed to be $14.61 per share on shares held prior to sale)	$241,000	$261,295	8.42%	$301,884	25.26%
Total (dilution)/accretion to Stockholder A (total NAV less total investment)	—	$-5,031	—	$972	—
Per Share Amounts
NAV per share held by Stockholder A	$14.61	$14.12	—	$14.12	—
Investment per share held by Stockholder A (assumed to be $14.61 per share on shares held prior to sale)	$14.61	$14.40	-1.44%	$14.07	-3.64%
(Dilution)/accretion per share held by Stockholder A (NAV per share less investment per share)	—	$-0.28	—	$0.05	—
Percentage (dilution)/accretion to Stockholder A (dilution/accretion per share divided by investment per share)	—	—	-1.93%	—	0.32%

Impact on New Investors

The following table illustrates the level of NAV dilution or accretion that would be experienced by a new stockholder in the Company in four different hypothetical common stock offerings of different sizes and levels of discount from NAV per share, although it is not possible to predict the level of market price decline that may occur. Actual sales prices and discounts may differ from the presentation below.

Investors who are not currently stockholders of the Company, but who participate in an offering by the Company below NAV and whose investment per share is greater than the resulting NAV per share due to expenses and any underwriting discounts and commissions paid by the Company will experience an immediate decrease, albeit small, in the NAV of their shares of the Company’s common stock and their NAV per share compared to the price they pay for their shares. Investors who are not currently stockholders of the Company and who participate in an offering by the Company below NAV per share and whose investment per share is also less than the resulting NAV per share due to expenses and any underwriting discounts and commissions paid by the Company being significantly less than the discount per share, will experience an immediate increase in the NAV of their shares of the Company’s common stock and their NAV per share compared to the price they pay for their shares. These investors will experience a disproportionately greater participation in the Company’s earnings and assets and their voting power than the Company’s increase in assets, potential earning power and voting interests. These investors will, however, be subject to the risk that the Company may make additional discounted offerings in which such new stockholder does not participate, in which case such new stockholder will experience dilution as described above in such subsequent offerings by the Company. These investors may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential increases and decreases in NAV per share. This decrease could be more pronounced as the size of the offering and level of discounts increases.

The following examples illustrate the level of NAV dilution or accretion that would be experienced by a new stockholder who purchases the same percentage (1.00%) of the shares in the four different hypothetical offerings of common stock of different sizes and levels of discount from NAV per share. The examples assume that the issuer has 16.5 million shares of common stock outstanding, $425.0 million in total assets and $184.0 million in total liabilities. The current NAV and NAV per share are thus $241.0 million and $14.61, respectively. The table below illustrates the dilutive and accretive effects on New Investor A at (1) an offering of 825,000 shares (5% of the outstanding shares) at $13.88 per share after offering expenses and any underwriting discounts and commissions (a 5% discount from NAV); (2) an offering of 1,650,000 shares (10% of the outstanding shares) at $13.15 per share after offering expenses and any underwriting discounts and commissions (a 10% discount from NAV); (3) an offering of 3,300,000 shares (20% of the outstanding shares) at $11.68 per share after offering expenses and any underwriting discounts and commissions (a 20% discount from NAV); and (4) an offering of 5,445,000 shares (33% of the outstanding shares) at $0.01 per share after offering expenses and any underwriting discounts and commissions (effectively a 100% discount from NAV).

	Prior to Sale Below NAV	Example 1 5% Offering at 5% Discount		Example 2 10% Offering at 10% Discount		Example 3 20% Offering at 20% Discount		Example 4 33% Offering at 100% Discount
		Following Sale	% Change	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per share to public	—	$14.61	—	$13.84	—	$12.30	—	$0.01	—
Net proceeds per share to issuer	—	$13.88	—	$13.15	—	$11.68	—	$0.01	—
Decrease/Increase to NAV
Total shares outstanding	16,500,000	17,325,000	5.00%	18,150,000	10.00%	19,800,000	20.00%	21,945,000	33.00%
NAV per share	$14.61	$14.57	-0.24%	$14.47	-0.91%	$14.12	-3.33%	$10.98	-24.80%
Dilution/Accretion to New Investor A
Shares held by New Investor A	—	8,250	—	16,500	—	33,000	—	54,450	—
Percentage held by New Investor A	—	0.05%	—	0.09%	—	0.17%	—	0.25%	—
Total Asset Values
Total NAV held by New Investor A	—	$120,213	—	$238,809	—	$465,933	—	$598,105	—
Total investment by New Investor A	—	$120,500	—	$228,316	—	$405,895	—	$573	—
Total (dilution)/accretion to New Investor A (total NAV less total investment)	—	$-287	—	$10,493	—	$60,039	—	$597,532	—
Per Share Amounts									—
NAV per share held by New Investor A	—	$14.57	—	$14.47	—	$14.12	—	$10.98	—
Investment per share held by New Investor A	—	$14.61	—	$13.84	—	$12.30	—	$0.01	—
(Dilution)/accretion per share held by New Investor A (NAV per share less investment per share)	—	$-0.03	—	$0.64	—	$1.82	—	$10.97	—
Percentage (dilution)/accretion to New Investor A (dilution per share divided by investment per share)	—	—	-0.24%	—	4.60%	—	14.79%	—	104,252.58%

The discount to NAV is a result of market perception that moves the share price and thus NAV is only one determinant of market value.

The Company expects the market price of shares of its common stock will incorporate a discount or premium factor based on the market assessment of future earnings and the likelihood of those earnings supporting growth in our dividend yield.

Notwithstanding the dilutive effect of any equity financing on the Company’s NAV, the Board of Directors has considered the Company’s need to obtain additional capital for investment and other factors discussed in this Proxy Statement. With more capital to invest, the Board of Directors believes that the Company would be able to make investments with more significant earnings and growth potential. The Board of Directors further believes that over time the value of the incremental assets available for investment, taken together with the other factors previously discussed, may be reflected positively in the market price of the Company’s shares and that such increases may exceed the initial dilutive effects that the Company is likely to experience in its NAV due to offerings of shares of common stock in accordance with this Proposal No. 2. In our view, the secondary market price of our common stock is an important gauge of the true economic impact on stockholders of any equity offering.

Other Considerations

In reaching its recommendation to stockholders to approve this Proposal No. 2, the Board of Directors considered a possible source of conflict of interest due to the fact that, once invested, proceeds from the issuance of additional shares of the Company’s common stock will increase the management fees that the Company pays to MC Advisors as such fees are partially based on the amount of the Company’s gross assets, excluding cash. The Board of Directors, including the independent directors, concluded that the benefits to the Company’s stockholders from increasing the Company’s capital base outweighed any detriment from increased management fees. The Board of Directors also considered the effect of the following factors:

•	the costs and benefits of a common stock offering below NAV compared to other possible means for raising capital or concluding not to raise capital;
•	the size of a common stock offering in relation to the number of shares outstanding;
•	the general conditions of the securities markets; and
•	any impact on operating expenses associated with an increase in capital.

Potential Investors

The Company has not solicited any potential buyers of the shares that it may elect to issue in any future offering to comply with the federal securities laws. No shares are earmarked for management or other affiliated persons of the Company. However, members of our management and other affiliated persons may participate in a common stock offering by the Company on the same terms as others.

Required Vote

Approval of this proposal requires the affirmative vote of (1) a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting; and (2) a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting which are not held by affiliated persons of the Company.

For purposes of this proposal, the 1940 Act defines “a majority of the outstanding shares” as: (1) 67% or more of the voting securities present at the Annual Meeting if the holders of more than 50% of the outstanding voting securities of the Company are present or represented by proxy; or (2) 50% of the outstanding voting securities of the Company, whichever is less. Abstentions and broker non-votes will have the effect of a vote against this proposal.

The Board of Directors recommends a vote “FOR” the proposal to authorize the Company, pursuant to approval of the Board of Directors of the Company, to sell shares of its common stock during the next twelve months at a price below the Company’s then-current net asset value per share, subject to certain conditions as set forth in this proxy statement.

OTHER BUSINESS

The Board of Directors knows of no other business to be presented for action at the 2017 Annual Meeting of Stockholders. If any matters do come before the meeting on which action can properly be taken, it is intended that the proxies shall vote in accordance with the judgment of the person or persons exercising the authority conferred by the proxy at the meeting. The submission of a proposal does not guarantee its inclusion in our proxy statement or presentation at the meeting unless certain securities law requirements are met.

You are cordially invited to attend the 2017 Annual Meeting of Stockholders in person. Whether or not you plan to attend the meeting, you are requested to indicate your vote as to the matters to be acted on at the meeting by following the instructions provided in the enclosed proxy card or voting instruction form.

By order of the Board of Directors

Aaron D. Peck
Chief Financial Officer, Chief Investment Officer
and Corporate Secretary

Chicago, Illinois
April 26, 2017

ANNUAL MEETING OF STOCKHOLDERS OF

MONROE CAPITAL CORPORATION

JUNE 21, 2017

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Annual Meeting, proxy statement, proxy card and annual report for the fiscal year ended December 31, 2016 are available at http://www.monroebdc.com

Please sign, date and mail your vote authorization form in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20330000000000000000 9 062117

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. The election of the nominees listed below to serve as Class II Directors until their respective successors have been duly elected and qualified.

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Jeffrey A. Golman
- ○ Jorde M. Nathan
- ○ Aaron D. Peck

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof, including procedural matters and matters relating to the conduct of the meeting.

THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED BELOW; where no choice is specified, it will be voted "FOR" proposals 1 and 2.

The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting of Stockholders, a Proxy Statement for the Annual Meeting of Stockholders and the 2016 Annual Report to Stockholders.

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

MONROE CAPITAL CORPORATION

311 SOUTH WACKER DRIVE, SUITE 6400
CHICAGO, ILLINOIS 60606

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Theodore L. Koenig and Aaron D. Peck, or any of them, as proxies, and each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Monroe Capital Corporation held of record by the undersigned on April 5, 2017, at the Annual Meeting of Stockholders to be held at 3:30 p.m. Eastern time, at 311 South Wacker Drive, 2nd Floor - The Van Buren Boardroom, Chicago, Illinois 60606, on June 21, 2017, or any adjournment or postponement thereof.

THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED BELOW; where no choice is specified, it will be voted "FOR" proposals 1 and 2.

The proxies named above also will vote in their discretion upon such other business as may properly come before the meeting or any adjournment thereof, including procedural matters and matters relating to the conduct of the meeting.

You are encouraged to specify your choices by marking the appropriate boxes on the reverse side. The proxies cannot vote your shares unless you sign and return this card.

1.1

(Continued and to be signed on the reverse side.)

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